SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by Registrant        [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss. 240.14A-11(c) or ss. 240.14a-12

                             PERMANENT BANCORP, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title  of  each  class  of  securities  to  which  transaction  applies:
        ________________________.

    2)  Aggregate   number  of   securities   to  which   transaction   applies:
        _______________________.

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        _______________________.

    4)  Proposed      maximum      aggregate      value     of      transaction:
        _______________________.

    5)  Total fee paid: _______________________.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee  is  offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: __________________________.

    2) Form, Schedule or Registration Statement No.: ___________________.

    3) Filing Party: ___________________________________.

    4) Date  Filed:   ____________________________________.

                         [Permanent Bancorp Letterhead]









                                                                   June 26, 1996



Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Permanent Bancorp, Inc., we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The Meeting will be held at 4:00 p.m., Evansville, Indiana time, on July 23, 1996, at the main office of the Company located at 101 Southeast Third Street, Evansville, Indiana.

         In addition to the election of directors, stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as the Company's auditors. Accordingly, your Board of Directors unanimously recommends that you vote FOR the election of the nominees for director and the appointment of Deloitte & Touche LLP.

         We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

         Thank you for your attention to this important matter.


                                                Very truly yours,



                                                Donald P. Weinzapfel
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                             PERMANENT BANCORP, INC.
                           101 Southeast Third Street
                            Evansville, Indiana 47708
                                 (812) 428-6800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be Held on July 23, 1996


         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Permanent Bancorp, Inc. (the "Company") will be held at the main office of the Company located at 101 Southeast Third Street, Evansville, Indiana, at 4:00 p.m. Evansville, Indiana time, on July 23, 1996.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.  The election of three directors of the Company;

         2. The ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending March 31, 1997;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on June 7, 1996 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

         You are requested to complete and sign the enclosed Proxy Card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                              By Order of the Board of Directors




                                                Donald P. Weinzapfel
                                                Chairman of the Board, President
                                                and Chief Executive Officer



Evansville, Indiana
June 26, 1996


    IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE
       OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.
           A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
           NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT


                             PERMANENT BANCORP, INC.
                           101 Southeast Third Street
                            Evansville, Indiana 47708
                                 (812) 428-6800


                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 23, 1996


      This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Permanent Bancorp, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of the Company, located at 101 Southeast Third Street, Evansville, Indiana, on July 23, 1996, at 4:00 p.m., Evansville, Indiana time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about June 26, 1996. Certain of the information provided herein relates to Permanent Federal Savings Bank (the "Bank"), a wholly owned subsidiary of the Company.

      At the Meeting, stockholders of the Company are being asked to consider and vote upon (i) the election of three directors of the Company and (ii) a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending March 31, 1997.

Vote Required and Proxy Information

      All shares of common stock of the Company, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and the adoption of the proposal set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting pursuant thereto will have the discretion to vote on such matters in accordance with their best judgment.

      Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the stockholders. Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting.
Abstentions and broker non-votes are counted for purposes of determining a quorum.

      A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Carl E. Root, Secretary, Permanent Bancorp, Inc., 101 Southeast Third Street, Evansville, Indiana 47708.

Voting Securities and Certain Holders Thereof

         Stockholders of record as of the close of business on June 7, 1996 will be entitled to one vote for each share then held. As of that date, the Company had 2,248,691 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock, and (ii) all directors and executive officers as a group.

                                                     Shares          Percent
                                                  Beneficially         of
Beneficial Owner                                     Owned            Class
- - ----------------                                     -----            -----
Permanent Bancorp, Inc.                            113,878(1)          5.1
 Employee Stock Ownership Plan
  101 Southeast Third Street
  Evansville, Indiana  47708

John Hancock Mutual Life Insurance Company, et al. 203,500(2)          9.1
  John Hancock Place
  P.O. Box 111
  Boston, Massachusetts  02117

Rahmi Soyugenc                                     129,823(3)          5.8
  119 LaDonna Boulevard
  Evansville, Indiana  47711

Directors and executive officers                   221,862(4)          9.9
 of the Company and the Bank
 as a group (14 persons)
- - -----------------------

(1) First Bankers Trust Co., N.A., Quincy, Illinois, the trustee of the ESOP, has sole voting and investment power over the 113,878 shares held by the Company's Employee Stock Ownership Plan (the "ESOP") which have not been allocated to participants, and may be deemed under applicable regulations to beneficially own such shares. Participants under the ESOP have the right to direct the voting of the 52,757 shares allocated to their ESOP accounts. Under the terms of the ESOP, unallocated shares are voted by the trustee in the same proportion that the participants vote the allocated shares with respect to each issue being voted upon.

(2) As reported in amendment number 1 to Schedule 13G, dated January 27, 1996, by John Hancock Mutual Life Insurance Company and certain of its subsidiaries, including John Hancock Advisers, Inc., an investment advisor, which reported sole voting and investment power over 203,500 shares of the Common Stock held by two management companies for which it acts as advisor.

(3) As reported in a Schedule 13D, dated April 4, 1995, in which Mr. Soyugenc reported sole voting and investment power over 129,823 shares of the Common Stock.

(4) This amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares allocated to the accounts of such persons under the ESOP, shares held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment power. This amount also includes an aggregate of 45,626 shares awarded under the Company's Recognition and Retention Plan (the "RRP") to the group members (adjusted for shares withheld by the Company to satisfy tax withholding obligations). Holders of RRP shares have sole voting and investment power over the vested portion of such shares and sole voting and no investment power over the unvested portion of such shares. This amount also includes an aggregate of 86,287 shares subject to options awarded under the Company's 1993 Stock Option and Incentive Plan (the "Stock Option Plan") which have vested and are exercisable within 60 days of the date hereof. This amount excludes an aggregate of 84,443 shares subject to options granted under the Stock Option Plan which have not vested and are not exercisable within 60 days of the date hereof.



                            I. ELECTION OF DIRECTORS

General

      The Company's Board of Directors currently consists of eight members as a result of the resignation of Mr. Kent R. Bernhardt who has resigned effective May 31, 1996. Mr. Bernhardt served as a director of the Company since its incorporation and as a director of the Bank since 1991. Each of the current directors of the Company has served in such capacity since the Company's organization in December 1993, except for Mr. Butterfield, who joined the Board on January 1, 1995. The Board is divided into three classes, each of which contains one-third of the Board. One-third of the directors is elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

      The following table sets forth certain information, as of June 7, 1996, regarding the composition of the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee may be unable to serve, if elected. Except as disclosed herein, there are no arrangements or understandings between the nominee and any other person pursuant to which the nominee was selected.

                                                                                              Shares of
                                                                                            Common Stock      Percent
                                             Position(s) Held       Director    Term to     Beneficially        of
              Name                Age         in the Company        Since(1)    Expire        Owned(2)         Class
- - -------------------------------  -----       ----------------       --------   --------      ----------       ------
                                                       NOMINEES

Donald P. Weinzapfel              59    Chairman of the Board,        1978       1999         80,243(5)         3.6
                                        President and Chief
                                        Executive Officer

John R. Stone                     64    Director                      1992       1999         31,486(6)         1.4

James D. Butterfield              39    Director                      1995       1999          1,190            (3)

                                            DIRECTORS CONTINUING IN OFFICE

Daniel F. Korb                    64    Director                      1981       1997          9,858            (3)

Robert L. Northerner              67    Director                      1978       1997          7,308            (3)

James W. Vogel                    67    Director                      1975       1997         16,308            (3)

John W. Forster                   68    Director                      1978       1998          6,808            (3)

Jack H. Kinkel                    56    Director                      1975       1998         22,608(4)         1.0

(1) Includes service as a director of the Bank.

(2) Amounts include shares held directly and jointly with family members, as well as shares which are held in retirement accounts, held in a fiduciary capacity, held by certain members of the director's family, or held by trusts of which the director is a trustee or substantial beneficiary, with respect to which shares the respective directors may be deemed to have sole or shared voting and/or investment power. Amounts also include 17,015, 6,667 and 1,428 shares of restricted stock granted under the RRP (adjusted for shares withheld by the Company to satisfy tax withholding obligations) to Mr. Weinzapfel, Mr. Stone and each of the other non-employee directors (other than Mr. Butterfield), respectively. Forty percent of the restricted shares have vested to date (other than Mr. Stone's shares, which are 100% vested), over which shares such persons have sole voting and investment power. Holders of restricted stock have sole voting and no investment power over the unvested portion of their RRP shares. Amounts also include
    35,707, 23,805, 1,190 and 2,380 shares subject to options awarded under the Stock Option Plan to Mr. Weinzapfel, Mr. Stone, Mr. Butterfield and to each of the other non-employed directors of the Company, respectively, which have vested and which are exercisable within 60 days of the date hereof. Amounts exclude 35,708, 3,571 and 2,380 shares subject to options granted under the Stock Option Plan to Mr. Weinzapfel, Mr. Butterfield and to each of the other non-employed directors, respectively, which have not vested and are not exercisable within 60 days of the date hereof.

(3) Less than one percent.

(4) Includes 8,400 shares held directly, 10,000 shares held as profit sharing plan trustee and 400 shares held as custodian for minor grandchildren under the Uniform Gifts to Minors Act.

(5) Includes 23,757 shares held directly, 580 shares held by Mr. Weinzapfel's spouse and 3,184 shares held in Mr. Weinzapfel's account under the ESOP.

(6) Includes 1,014 shares held in Mr. Stone's account under the ESOP.


         The principal occupation of each director of the Company and each of the nominees for director is set forth below. All directors and nominees have held their present position for at least five years unless otherwise indicated.

         Donald P. Weinzapfel.  Mr.  Weinzapfel  joined the Bank in 1978 as Vice
President and Director upon the merger of Home Federal Savings and Loan Association of Evansville into the Bank. He has served as President and Chief Executive Officer of the Bank since 1985 and as Chairman of the Board since 1990. Mr. Weinzapfel is responsible for directing and overseeing all aspects of the Bank's operations. Mr. Weinzapfel also serves as President and Director of the Bank's subsidiaries, Perma Service Corp. and Permanent Insurance Agency, Inc.

         John R. Stone. Until his retirement, effective April 1, 1995, Mr. Stone served as an Executive Vice President of the Bank from January 1990, as Secretary of the Bank from January 1994, and served in several capacities in the Bank's lending department since joining the Bank in 1964.

         James D. Butterfield. Mr. Butterfield joined the Board of Directors on January 1, 1995. Since 1987, Mr. Butterfield has served as President of Smith & Butterfield, Inc., a large office equipment and supply firm in the Evansville area.

         Daniel F. Korb. Prior to his retirement on December 31, 1993, Mr. Korb served as Executive Vice President and Secretary of the Bank. Mr. Korb joined the Bank in 1953, was promoted to Executive Vice President in 1985 and became Secretary in 1990.

         Robert L. Northerner. Since 1991, Mr. Northerner has served as Vice President of Sales and General Manager of The Floor Covering Emporium, an Evansville-based floor covering company. Prior thereto, Mr. Northerner was co-owner (along with Director Vogel) and served as President of Dale Sales Company, Inc., a service merchandising company, prior to its merger into Roundy's, another service merchandising company. After the merger, Mr. Northerner served as Vice President of Sales for the Evansville branch of Roundy's from 1985 to 1989.

         James W. Vogel. Mr. Vogel is Secretary-Treasurer of Results Oriented, Inc., a service merchandising company based in Indianapolis. Mr. Vogel was founder and co-owner (along with Director Northerner) of Dale Sales Company, Inc. from 1952 to 1985, when this business was sold to Roundy's.

         John W. Forster. Prior to his retirement in 1985, Mr. Forster was owne and manager of Key Markets, a grocery located in Evansville, since 1951.

         Jack H. Kinkel.   Mr. Kinkel is President of Jack R. Kinkel  &  Son
Architects, P. C. and has been in private practice since 1964. Mr. Kinkel is a licensed architect in Indiana, Kentucky and Illinois. He is certified by the National Council of Architectural Registration Boards and is a member of the American Institute of Architects.

Meetings and Committees of the Board of Directors

         Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis, as necessary. The Board of Directors held 12 regular meetings during fiscal 1996. During fiscal 1996, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings or meeting held by the Board committees on which he served.

         The Board of Directors of the Company has standing Executive, Audit and Compensation Committees.

         The Executive Committee is comprised of Directors Korb, Vogel and Northerner. The Executive Committee meets on an as needed basis and exercises the power of the Board of Directors between Board meetings, to the extent permitted by Delaware law. This Committee did not meet during fiscal 1996.

         The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' services, reviews with management and the internal auditors the systems of internal control and internal audit reports and assures that the books and records of the Company are kept in accordance with applicable accounting principles and standards. The members of the Audit Committee are Directors Kinkel, Bernhardt and Forster. During the fiscal year ended March 31, 1996, this Committee did not meet; rather, the full Board performed its function.

         The Compensation Committee is composed of Directors Vogel, Bernhardt and Forster. This Committee is responsible for administering the Company's Stock Option Plan and RRP. This Committee met once during the fiscal year ended March 31, 1996.

         The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. While the Board of Directors of the Company will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the Meeting.

         Meetings and Committees of the Bank. The Bank's Board of Directors meets monthly and may have additional special meetings upon the written request of the Chairman of the Board or at least three directors. The Board of Directors met 12 times during the fiscal year ended March 31, 1996. During fiscal 1996, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         The Bank has standing Audit and Compensation Committees.

         The Audit Committee meets quarterly to review the adequacy of internal and external audit controls and directly supervises the Bank's Internal Auditor. The Audit Committee also recommends the selection of the Bank's independent auditors to the Board of Directors, meets with the auditors to discuss the scope and to review the results of the annual audit and acts as liaison between the Board and management and the auditors. Board members of this Committee include Directors Kinkel (Chairman), Forster, Bernhardt, Butterfield and Weinzapfel (ex officio). This Committee met four times during fiscal 1996.

         The Compensation Committee meets annually to review salaries and directors fees as well as the performance of officers, and to recommend compensation adjustments to the full Board. This Committee is comprised of Directors Vogel (Chairman), Northerner, Bernhardt, Korb and Weinzapfel (ex officio). During fiscal 1996, this Committee met twice.

Director Compensation

         Fees. The Company's directors are not paid fees for their service in such capacity. Non-employee directors of the Bank are paid a fee of $1,000 per quarter plus $500 per Board meeting attended. Employee members of the Bank's Board receive $500 for each Board meeting attended. No fee is paid for membership on the Bank's committees.

         Deferred Compensation Agreements. The Bank has entered into a Director Deferred Compensation Agreement ("DDCA") with each non-employee director, other than Messrs. Stone and Butterfield. The DDCAs are unfunded, non-qualified agreements which provide for retirement, death and disability benefits for the participants or their designated beneficiaries. Under the DDCAs, each non-employee director may, for a period of up to five years, make an annual election to defer receipt of all or a portion of his monthly director fees. Deferred amounts are credited with interest, compounded monthly, at a rate equal to the greater of (i) the Seven Year Treasury Constant Maturity Index plus 200 basis points, or (ii) a 10% annualized rate. When the director reaches the age specified in his DDCA (generally between age 70 and 73), he will be entitled to receive his accrued benefit payable over a 10-year period. The DDCAs also provide for disability and death benefits, including a $10,000 burial expense payment. Until disbursed, the amounts directed to be deferred are subject to the claims of general creditors.


Executive Compensation

         The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

         The following table sets forth information regarding compensation paid by the Bank to its Chief Executive Officer for services rendered during fiscal years ended March 31, 1996, 1995 and 1994. No other executive officer made in excess of $100,000 during the fiscal year ended March 31, 1996.

                                                  SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                                                               Compensation
                                            Annual Compensation                   Awards
                                     ---------------------------------- ----------------------------
                                                                          Restricted
                                                                            Stock        Options/            All Other
    Name and Principal Position        Year       Salary       Bonus       Award(s)        SARs            Compensation
                                                   ($)          ($)          ($)            (#)               ($)(1)
- - ------------------------------------ --------  ------------ ----------- -------------- ------------- -------------------------
Donald P. Weinzapfel                   1996      $156,600       ---           ---           ---                $4,879
President and Chief                    1995       140,016       ---           ---           ---                 3,826
Executive Officer                      1994       127,074    $3,683(2)   $238,050(3)     71,415(4)              3,827
==================================== ========  ============ =========== ============== ============= =========================

(1) 1996: Matching contributions to Mr. Weinzapfel's account in the Bank's 401(k) Plan, $1,581; life insurance premiums, $3,298; 1995: $350, $3,476;
    1994: $0, $3,827.

(2) Represents a bonus equal to two percent of salary which was paid to each of the Bank's employees during fiscal 1994.

(3) Represents the dollar amount on the date of grant of 23,805 shares of Common Stock awarded to Mr. Weinzapfel during fiscal 1994 under the RRP. The shares will be earned in equal annual installments over a five year period, subject to Mr. Weinzapfel's continuous service (as defined in the RRP) to the Company or the Bank and the Bank meeting its fully phased-in capital requirements. The second 20% installment of such shares vested on March 31, 1996. During the restricted period, Mr. Weinzapfel will be entitled to vote the shares and receive cash dividends (if any are paid) with respect to the shares. At March 31, 1996, the unvested portion of Mr. Weinzapfel's RRP shares (14,283 shares, as adjusted for shares withheld by the Company to satisfy tax withholding obligations) had an aggregate market value of $203,533, based on the $14.25 closing price for the Common Stock as reported by the Nasdaq National Market on such date.

(4) During fiscal 1994, Mr. Weinzapfel was awarded an incentive stock option to purchase 71,415 shares of the Common Stock under the Stock Option Plan, 50%, or 35,707 shares, of which have vested on March 31, 1996 and are currently exercisable.


         The following table sets forth certain information concerning the number and value of stock options at March 31, 1996 held by the Chief Executive Officer.

                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
                                                                                                            Value of
                                                                             Number of                     Unexercised
                                                                            Unexercised                   In-the-Money
                                                                            Options at                     Options at
                                                                            FY-End (#)                   FY-End ($) (1)
                                                                    ---------------------------   ----------------------------
                           Shares Acquired
          Name             on Exercise (#)    Value Realized ($)    Exercisable   Unexercisable   Exercisable    Unexercisable
          ----             ---------------    ------------------    -----------   -------------   -----------    -------------
Donald P. Weinzapfel             N/A                  N/A             35,707         35,708        $151,755        $151,759
=========================  ===============    ==================    ===========   =============   ===========    =============

(1) Represents the aggregate market value of incentive stock options to purchase 35,707 and 35,708 shares of Common Stock (market price less the exercise price of $10.00 per share), respectively, awarded to Mr. Weinzapfel, based upon the closing price of $14.25 per share for the Common Stock on March 31, 1996, as reported by the Nasdaq National Market.

Employment Agreement

         In connection with the Bank's conversion from mutual to stock form completed on March 31, 1994 (the "Conversion"), the Bank entered into an employment agreement with Donald P. Weinzapfel. The employment agreement provides for a three year term and an annual base salary as determined by the Board of Directors, which may not be less than Mr. Weinzapfel's current salary. Salary increases are reviewed not less often than annually thereafter, and are subject to the sole discretion of the Board of Directors. The employment agreement provides for an extension for one additional year at the end of each contract year, but only upon authorization by the Board of Directors. The agreement provides for termination upon Mr. Weinzapfel's death, for cause or upon certain events specified by regulations of the Office of Thrift Supervision. The agreement is terminable by Mr. Weinzapfel upon 90 days' notice to the Bank.

         The employment agreement also provides for payment to Mr. Weinzapfel, in the event there is a change in control of the Company or the Bank (as defined in the agreement) where employment terminates involuntarily in connection with such change in control or within 12 months thereafter, of the remaining salary payable under the contract, plus an additional amount, the sum of which will not exceed 299% of Mr. Weinzapfel's highest salary in effect under the employment agreement at any time during the 12 months prior to the date of termination, provided that total payments under the agreement may not exceed three times Mr. Weinzapfel's average annual compensation or an amount that would cause certain adverse tax consequences to the Bank and Mr. Weinzapfel under Section 280G of the Internal Revenue Code of 1986, as amended. The agreement contains a provision which prohibits Mr. Weinzapfel, for a period of one year, from, directly or indirectly, owning, managing, operating or controlling, or participating in the ownership, management, operation or control of, or be employed by or connected in any manner with, any financial institution having an office located within 20 miles of any office of the Bank at the date of his termination. The agreement also provides, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel. The employment agreement may have an "anti-takeover" effect that could affect a proposed future acquisition of control of the Company.

Pension Plan

         The Bank's employees are included in the Financial Institutions Retirement Fund, a multiple employer comprehensive pension plan (the "Pension Plan"). This noncontributory defined benefit retirement plan covers all full-time employees who have reached the age of 21 and have completed one year of service. The Pension Plan currently provides for an annual benefit at normal retirement (age 65) equal to 2% of the employee's average annual salary over the five consecutive years of highest salary multiplied by the employee's number of years of service. Other than administrative expenses of the Pension Plan paid by the Bank, the Bank contributed $90,953 to the Pension Plan during fiscal 1996.

         The following table indicates the annual retirement benefit that would be payable under the Pension Plan upon retirement at age 65 to a participant electing to receive his retirement in the standard form of benefit, assuming various specified levels of compensation and years of service.

                                                  PENSION PLAN TABLE

                                                   Years of Service

Remuneration               15            20            25            30            35              40         45
                           --            --            --            --            --              --         --
             $ 50,000    $15,000      $ 20,000      $ 25,000     $  30,000      $ 35,000        $ 40,000   $ 45,000
               75,000     22,500        30,000        37,500        45,000        52,500          60,000     67,500
              100,000     30,000        40,000        50,000        60,000        70,000          80,000     90,000
              125,000     37,500        50,000        62,500        75,000        87,500         100,000    109,000
              150,000     45,000        60,000        75,000        90,000       105,000         109,000    109,000
              175,000     52,500        70,000        87,500       105,000       109,000         109,000    109,000
              200,000     60,000        80,000       100,000       109,000       109,000         109,000    109,000
              225,000     67,500        90,000       109,000       109,000       109,000         109,000    109,000


         At March 31, 1996, Mr. Weinzapfel had 41 years of credited service under the Pension Plan.

Certain Transactions

         The Bank has followed a policy of granting loans offered generally by the Bank, subject to applicable regulations, to officers, directors and employees. The loans to such persons are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features, which is consistent with current federal requirements. Loans to executive officers and directors must be approved by a majority of the disinterested directors and loans to other officers and other employees must be approved by two officers of the Bank who are authorized to approve such loans. Loans to all directors, executive officers, employees and their associates totalled approximately $2.4 million at March 31, 1996, which was approximately 5.8% of the Company's stockholders' equity at such date.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely upon information provided to the Company by the officers and directors subject to Section 16 of the Securities Exchange Act of 1934, all such persons timely reported all transactions as required.

Compensation Committee Report on Executive Compensation

         Set forth below is a report prepared by Directors Vogel, Forster and Bernhardt, in their capacity as the Compensation Committee of the Board of Directors of the Company (the "Company Committee") and Directors Vogel, Northerner, Bernhardt, Korb and Weinzapfel in their capacity as the Compensation Committee of the Board of Directors of the Bank (the "Bank Committee"). The Company Committee administers the Stock Option Plan and RRP. The Bank Committee meets annually to review salaries and directors fees as well as the performance of officers, and to recommend compensation adjustments to the full Board. The report below addresses the compensation policies for the last fiscal year as they affected the Chief Executive Officer, Mr. Weinzapfel, and other executive officers of the Company and the Bank.

         Salaries.  The Bank  Committee  sets the  salaries  for each  executive officer, including Mr. Weinzapfel, annually, under a salary administration program applicable to all executive officers designed for the Bank by an independent consulting firm. Under the program, salaries are set within ranges of executives in comparable positions in the Bank's competitive market. The Bank Committee uses these ranges as a guide for determining each executive officer's salary, subject to adjustment on a case-by-case basis. An executive officer's salary may vary within the salary range for each position as a result of the Bank Committee's assessment of the executive's individual performance over the past year, as well as tenure and internal and external competitiveness. Each of the Bank's executive officers earns near the mid-point of his or her salary range.

         Based on its review of these criteria, effective April 1, 1996, the Bank Committee decided to increase the base salary of some executive officers and to maintain the base salary paid to Mr. Weinzapfel and most other executive officers, in accordance with the Salary Adminis-tration Program. (See Bonus Awards)

         Stock Option Awards and Restricted Stock Awards. Among the benefits to the Bank resulting from the Company's initial public offering of stock in the Conversion is the ability to attract and retain personnel through prudent use of stock option and other stock-related incentive programs. In connection with the Conversion, the Company and the Bank adopted the Stock Option Plan and the RRP. The Compensation Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Thus, the Compensation Committee has utilized these elements in the compensation packages to its executive officers. To date, the Compensation Committee has awarded stock options under the Stock Option Plan and restricted stock under the RRP to all executive officers and other key employees of the Bank. During the fiscal year ended March 31, 1994, the Compensation Committee granted awards to Mr. Weinzapfel and the executive officer group under the Stock Option Plan and RRP. No further awards were granted to such persons during fiscal 1995. During fiscal 1996, the Compensation Committee awarded stock options for 16,000 shares and 3,000 shares of restricted stock to Mr. Murray J. Brown who was appointed as Executive Vice President during the fiscal year.

         In granting awards under the Stock Option Plan and RRP to Mr. Weinzapfel and the other executive officers, the Company Committee considered, among other things, position and years of service, value of the individual's service to the Bank and the Company and the added responsibilities of such individuals as executive officers of a public company. As a stock-related incentive plan, the Stock Option Plan and RRP are also designed to recognize the past contributions of the officers, directors and employees to the Bank and to encourage them t remain with the Bank.

         Bonus Awards. In order to align executive compensation with stockholder interests, the Bank has developed a Cash Bonus Program in which Executive Officers will be awarded a percent of their base salary upon the achievement of certain levels of profitability.

         Internal Revenue Code Section 162(m). In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of the Company's executive officers is well below the $1 million threshold, the Company has not addressed the new provision.

                    James W. Vogel          Robert L. Northerner
                    John W. Forster         Daniel F. Korb
                    Kent R. Bernhardt       Donald P. Weinzapfel
                                            (ex officio)

Stock Performance Presentation

         Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock to the cumulative total return of the Nasdaq Market Index and the Media General Savings and Loan Index for each semi-annual period from April 4, 1994 (the date the Company's Common Stock first reported on the Nasdaq Stock Market) through March 31, 1996. The presentation assumes $100 was invested on April 4, 1994.

                     Comparison Of Cumulative Total Return
                  Of Company, Industry Index and Broad Market

                                               Fiscal Year Ending
Company                          1994      1994      1995      1995      1996
- - -------                          ----      ----      ----      ----      ----
Permanent Bancorp Inc.          100.00    109.76    151.22    165.17    140.36
Industry Index                  100.00    114.83    113.70    149.12    162.15
Broad Market                    100.00    104.44    105.36    128.42    133.28

Compensation Committee Interlocks and Insider Participation

         During fiscal 1996, the Compensation Committee of the Bank was comprised of Directors Vogel, Northerner, Bernhardt, Korb and Weinzapfel (ex officio). Prior to his retirement effective December 31, 1993, Mr. Korb served as the Bank's Executive Vice President and Secretary. During fiscal 1996, Mr. Weinzapfel served as Chairman of the Board, President and Chief Executive Officer of the Bank. In addition, Mr. Weinzapfel has entered into an employment agreement with the Bank. See "Employment Agreement" above.


                 II. RATIFICATION OF THE APPOINTMENT OF AUDITORS

         The Board of Directors has renewed the Company's arrangement for Deloitte & Touche LLP to be its auditors for the 1997 fiscal year, subject to
the   ratification  of  the  appointment  by  the  Company's   stockholders.  A
representative of Deloitte & Touche LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1997.


                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office located at 101 Southeast Third Street, Evansville, Indiana 47708, no later than February 20, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.



                                              BY ORDER OF THE BOARD OF DIRECTORS




                                              Donald P. Weinzapfel
                                              Chairman of the Board, President
                                                  and Chief Executive Officer

Evansville, Indiana
June 26, 1996

                                 REVOCABLE PROXY
                             PERMANENT BANCORP, INC.

[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 23, 1996

  The undersigned hereby appoints the Board of Directors of Permanent Bancorp, Inc. (the "Company"), and the survivor of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the main office of the Company located at 101 Southeast Third Street, Evansville, Indiana, at 4:00 p.m., Evansville, Indiana time, on July 23, 1996, and at any and all adjournments and postponements thereof, as follows:


I. The election as directors of all nominees listed below for three-year terms.

                 DONALD P. WEINZAPFEL
                 JOHN R. STONE
                 JAMES D. BUTTERFIELD

[   ] FOR      [   ] WITHHOLD      [   ] FOR ALL EXCEPT

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

- - --------------------------------------------------------------------------------

II. Ratification of the appointment of Deloitte &Touche LLP as auditors for the Company for the fiscal year ending March 31, 1997.

     [   ] FOR      [   ] AGAINST      [   ] ABSTAIN


   In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCHMEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

   The Board of Directors recommends a vote "FOR" the listed nominees and proposal.

          Please be sure to sign and date this Proxy in the box below.
- - --------------------------------------------------------------------------------
                                                                        Date


Stockholder sign above                             Co-holder (if any) sign above
- - --------------------------------------------------------------------------------

   Detach above card, sign, date and mail in postage paid envelope provided.

                             PERMANENT BANCORP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  Should the above signed be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

  The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of the Meeting, a Proxy Statement dated June 26, 1996 and the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1996.

  Please sign exactly as your name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY